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                                                                    EXHIBIT 10.8

                               FIRST AMENDMENT TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This First Amendment to the Employment Agreement (as defined below), made and entered into as of February 1, 1998, by and between Mazel Stores, Inc., an Ohio corporation (the "Company"), and Sue Atkinson ("Employee"), is to evidence the following agreements and understandings:

                                   WITNESSETH

         WHEREAS, Employee entered into an Amended and Restated Employment Agreement with the Company and Mazel Company L.P., a Delaware Partnership dated as of September 30, 1996 (the "Employment Agreement"); and

         WHEREAS, the parties hereto have agreed to amend the Employment Agreement in the manner set forth below.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. TERM. Section 1 of the Employment Agreement is hereby amended to provide that the initial term of the Employment Agreement shall expire on January 30, 2000.

2. ANNUAL SALARY. Section 3.1 is amended to provide that the Annual Salary for the fiscal year commencing February 1, 1998, shall be One Hundred Eighty Six Thousand Seven Hundred and Sixty-Nine Dollars ($186,769) and the Annual Salary for the fiscal year commencing January 31, 1999 shall be increased to Two Hundred Thousand Dollars ($200,000). Commencing on the first day of each fiscal year thereafter, the Annual Salary shall increase by an amount equal to the product of $200,000 multiplied by the percentage, if any, by which the Consumer Price Index (all items less Shelter), Urban Wage Earners and Clerical Workers, for the North Central Region/Populations Size B, published by the United States Government for the month preceding such date exceed such index for the comparable month in the preceding year.

3. AUTOMOBILE. Section 3.5 of the Employment Agreement is amended by adding the following sentence: During the Term, Employee shall be entitled to usage of an automobile of her choice, which shall be leased by the Company or Employee, provided that the monthly lease payments thereon do not exceed Five Hundred Dollars ($500) per month and the



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Company shall be responsible for the insurance, gasoline and maintenance required for such automobile.

4. ENTIRE AGREEMENT. Except as expressly provided in the Amendment, the terms and conditions of the Employment Agreement are and shall remain in full force and effect.

5. COUNTERPARTS. Counterparts to this Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such documents together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof, each signed by one of the parties.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first written above.

                                       MAZEL STORES, INC.

                                       By:    /S/ REUVEN DESSLER
                                          ----------------------------------
                                              Reuven Dessler, Chairman, CEO

                                       By:    /S/ SUE ATKINSON
                                          ----------------------------------
                                              Sue Atkinson